UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

1ST CENTURY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-1169687 (I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Securities Exchange Act of 1934 Registration Statement on Form 8-A relates to the shares of common stock, par value $0.01 per share (the “Common Stock”), of 1st Century Bancshares, Inc. (“Bancshares”). This registration statement is filed with the United States Securities and Exchange Commission (the “SEC”) in connection with the filing by Bancshares of an application to list the Common Stock on The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Bancshares hereby incorporates by reference herein the description of its Common Stock to be registered hereunder, appearing under the caption “Description of Capital Stock” in Bancshares’ Current Report on Form 8-K, as amended, originally filed with the SEC on December 21, 2007.

Item 2.    Exhibits.

2.1           Plan of Reorganization, dated December 18, 2007, by and between 1st Century Bancshares, Inc. and the 1st Century Bank, N.A.(1)

3.1           Certificate of Incorporation of 1st Century Bancshares, Inc., filed with the Secretary of State of the State of Delaware on August 10, 2007.(2)

3.2           Bylaws of 1st Century Bancshares, Inc.(3)

21            Subsidiary of 1st Century Bancshares, Inc.

(1) Incorporated herein by reference to Exhibit 2.1 to 1st Century Bancshares’ Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on January 11, 2008.

(2) Incorporated herein by reference to Exhibit 3.1 to 1st Century Bancshares’ Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on January 11, 2008.

(3) Incorporated herein by reference to Exhibit 3.2 to 1st Century Bancshares’ Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on January 11, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 15, 2008	1ST CENTURY BANCSHARES, INC.

	By:	/s/ Alan I. Rothenberg
Alan I. Rothenberg Chairman and Chief Executive Officer